Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 29, 2005, except as to note 13(a), for which the date is April 6, 2006, relating to the consolidated financial statements and the financial statement schedule of Omrix Biopharmaceuticals, Inc., appearing the Prospectus of Omrix Biopharmaceuticals, Inc., dated April 20, 2006, filed with the Commission pursuant to Rule 424(b) of the Securities Act on April 21, 2006.
Ziv Haft
Certified Public Accountants
BDO member firm
June 22, 2006

1